UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2010

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2010, CSG Systems International, Inc. (“CSG”) held its Annual Meeting of Stockholders. The proposals voted upon at the meeting, which are more fully described in CSG’s proxy statement dated April 9, 2010 (the “2010 Proxy”), and the results of the vote were as follows:

Proposal 1: Election of Directors. The following three Directors were elected to serve three-year terms that will expire at the 2013 Annual Meeting of Stockholders, with the results of the voting reflected below:

Name of Director	For	Withheld	Non Votes
Edward C. Nafus	5,637,829	22,436,976	1,527,372
Janice I. Obuchowski	26,198,370	1,876,435	1,527,372
Donald B. Reed	26,348,767	1,726,038	1,527,372

Proposal 2: Approval of the Potential Issuance of Shares of Common Stock Equal to 20% or More Upon Conversion of our 3.0% Senior Subordinated Convertible Notes Due 2017 (the “Notes”). A proposal to allow CSG the option to settle, upon conversion of the Notes, any amounts greater than the principal balance either in cash, shares, or a combination thereof, without regard to a daily share cap limitation as defined in the 2010 Proxy, was adopted with the results of the voting reflected below:

For	Against	Abstain	Non Votes
27,291,980	756,312	26,513	1,527,372

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. A proposal to ratify the appointment of KPMG LLP as CSG’s independent registered public accounting firm for 2010 was adopted with the results of the voting reflected below:

For	Against	Abstain	Non Votes
29,234,147	344,567	23,463	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2010

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy R. Wiese
Randy R. Wiese,
Chief Financial Officer and
Principal Accounting Officer

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